WAIVER AND AMENDMENT TO SENIOR SECURED NOTE

THIS WAIVER AND AMENDMENT TO SENIOR SECURED NOTE (this “Agreement”) is made as of May 15, 2008, among Sonterra Resources, Inc. (f/k/a River Capital Group, Inc.) (the “Company”), the Subsidiaries and The Longview Fund, L.P. (“Buyer”). Any capitalized terms used but not otherwise defined herein shall have the meaning given thereto in the Note (as defined below) or, if not defined in the Note, in the Exchange Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and Buyer and entered into that certain Securities Exchange and Additional Note Purchase Agreement, dated as of August 3, 2007 (as amended by that certain February 2008 Amendment Agreement, dated as of February 14, 2008, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Exchange Agreement”), pursuant to which the Company issued to Buyer an RCGI Note, dated February 14, 2008, in an original principal amount of $2,000,000 (such note, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Note”);

WHEREAS, as of December 31, 2007, the last day of the year covered by the Company’s annual report on Form 10-KSB filed with the SEC on April 14, 2008 (the “10-KSB”), (i) the Total Proved Reserves were less than the Required Total Proved Reserves as of such date, and (ii) the PRV Ratio was less than the Required PRV Ratio as of such date, meaning that there was a Financial Covenant Test Failure as of December 31, 2007 (the “December Failure”);

WHEREAS, as of March 31, 2008, the last day of the three-month period to be covered by the Company’s quarterly report on Form 10-Q to be filed with the SEC on or about May 15, 2008 (the “March 10-Q”), (i) the Revenue from the sale of hydrocarbons and the provision of related services for the three-month period ending on such date was less than the Required Revenue as of such date, (ii) the Total Proved Reserves were less than the Required Total Proved Reserves as of such date, and/or (iii) the PRV Ratio was less than the Required PRV Ratio as of such date, meaning that, following the filing of the March 10-Q, there would be another Financial Covenant Test Failure (the “March Failure”);

WHEREAS, pursuant to the Section 3(b)(i) of the Note, as a result of the December Failure, the Company was required to pay Buyer an amount equal to Buyer’s Pro Rata Financial Covenant Test Failure Amount as of December 31, 2007 (the “December Failure Amount”), but the Company has not made such payment;

WHEREAS, pursuant to Section 3(b)(i) of the Note, as a result of the March Failure, following the filing of the March 10-Q, the Company would be required to pay Buyer an amount equal to Buyer’s Pro Rata Financial Covenant Test Failure Amount as of March 31, 2008 (the “March Failure Amount”);

WHEREAS, the Company’s failure to pay the December Failure Amount constitutes an Event of Default pursuant to Section 4(a)(i) of the Note (the “December Default”); and

WHEREAS, in light of the current condition of the Company, the Company and Buyer hereby deem it advisable and in the best interests of the parties to amend the Note and take other actions, all as provided herein.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.  Amendment to the Note and Form of Note.

a.  Buyer hereby agrees with the Company that, as of the date first above written, the definition of “Financial Covenant Test Failure Amount” contained in Section 2 of each of the Note and the form of note attached to the Exchange Agreement as Exhibit A (for purposes of Additional RCGI Notes) is hereby amended by adding the following at the end thereof:

“; provided, however, that solely for purposes of determining the Financial Covenant Test Failure Amount as of a determination date from and including March 31, 2008 through and including December 31, 2008, (X) the Required Revenue as of such date shall be deemed to be $50,000, (Y) the Required Total Proved Reserves as of such date shall be deemed to be 0.70 BCFE, and (Z) the Required PRV Ratio as of such date shall be deemed to be 0.75; and, provided, further, that, if any of the products calculated pursuant to clauses (i), (ii) and (iii) of this definition is less than zero (0), such product shall, for purposes of determining the Financial Covenant Test Failure Amount, be deemed to be zero (0).”

b.  As amended hereby, the Note remains in full force and effect.

2.  Limited Waivers.

a.  Buyer hereby waives (i) the Company’s obligation to pay, and Buyer’s right to receive, the mandatory prepayment due pursuant to Section 3(b)(i) of the Note with respect to the December Failure Amount and (ii) the occurrence of the December Default.

b.  Solely for purposes of the Company’s issuance and sale to Buyer of up to an aggregate of $750,000 in principal amount of Additional RCGI Notes in accordance with, and subject to the terms and conditions of, the Exchange Agreement, Buyer hereby waives: (i) the Additional Note Issuance Amount Limitation set forth in clause (B) of Section 1(b) of the Exchange Agreement to the extent (and only to the extent) relating to the PRV Ratio at December 31, 2007, (ii) the Company’s failure to satisfy the Additional Sale Notice Election Conditions set forth in clauses (i)(Y), (ii) and (vi) of Section 1(d) of the Exchange Agreement to the extent (and only to the extent) resulting from the December Failure and there having been a Financial Covenant Test Failure at December 31, 2007 and March 31, 2008.

c.  The limited waivers set forth in Sections 2(a) and 2(b) hereof are not, nor shall be deemed to be, a waiver under any other circumstance or a waiver of any other condition, requirement, provision or breach of any provision of any RCGI Note, this Agreement, the Exchange Agreement or any other agreement or instrument, and shall not be deemed to establish a custom or course of dealing.

3.  Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a.  Authorization; Enforcement; Validity. Each of the Company and the Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the RCGI Notes (as amended hereby) and the other Transaction Documents. The execution and delivery of this Agreement has been duly authorized by the board of directors of the Company, and no further consent or authorization is required by the Company, the Subsidiaries or their respective boards of directors or stockholders. This Agreement has been duly executed and delivered by each of the Company and the Subsidiaries, and each of this Agreement and the Note constitutes a valid and binding obligation of the Company and each of the Subsidiaries (as applicable), enforceable against the Company and each of the Subsidiaries (as applicable) in accordance with its terms.

b.  No Conflicts. The execution and delivery of this Agreement by each of the Company and the Subsidiaries, the performance by each of the Company and the Subsidiaries (as applicable) of its obligations hereunder and under the RCGI Notes (as amended hereby) and the other Transaction Documents, and the consummation by the Company and the Subsidiaries (as applicable) of the transactions contemplated hereby and thereby have not and will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the or the organizational documents of any of the Subsidiaries; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof.

c.  No Violation of Security Documents. Neither the Company nor any of the Subsidiaries has breached or violated any of the provisions of the Security Documents or taken any action that would impair, or otherwise adversely affect, the rights of Buyer or the Collateral Agent under the Security Documents or otherwise with respect to the Collateral (as defined in the Security Documents).

4.  Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company that (a) Buyer is a validly existing limited partnership and has the requisite partnership power and authority to enter into and perform its obligations under this Amendment, and (b) this Amendment has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

5.  Acknowledgement of the Company.Each of the Company and the Subsidiaries hereby irrevocably and unconditionally acknowledges, affirms and covenants to Buyer that:

a.  Buyer is not in default under any of the Transaction Documents nor otherwise has breached any obligations to the Company or any of the Subsidiaries; and

b.  there are no offsets, counterclaims or defenses to the Liabilities (as such term is defined in the Security Agreement), including the liabilities and obligations of the Company under the Exchange Agreement (as amended hereby), or to the rights, remedies or powers of Buyer in respect of any of the Liabilities or any of the Transaction Documents, and the Company agrees not to interpose (and does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Buyer with respect thereto.

6.  Disclosure of Transactions and Other Material Information. On or prior to 5:30 p.m., New York City time, on the fourth (4th) Business Day following the date hereof, the Company shall file a Form 8-K (the “Form 8-K”) with the SEC, describing this Amendment, and the transactions contemplated thereby, providing any other information required to be disclosed pursuant to the rules and regulations of the SEC, and including as an exhibit this Amendment, in the form required by the 1934 Act. From and after the filing of this Form 8-K with the SEC, Buyer shall not be in possession of any material nonpublic information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees, agents or Affiliates. The Company shall provide Buyer and its counsel with a reasonable opportunity to review and comment upon the Form 8-K prior to the filing thereof.

7.  Issuance of Amended and Restated Note. Promptly following the date hereof, and in no event later than three (3) Business Days following the date hereof, the Company shall issue to Buyer an amended and restated RCGI Note, in a form acceptable to Buyer, reflecting the terms of the Note as amended hereby (the “New Note”). Upon the issuance by the Company to Buyer of the New Note, the Note previously held by Buyer (the “Original Note”) will be void and of no further force and effect, and Buyer shall promptly return the Original Note to the Company for cancellation.

8.  Expenses. In accordance with Section 4(i) of the Exchange Agreement, contemporaneously with the execution and delivery of this Amendment, the Company shall reimburse Buyer for all of its out-of-pocket fees, costs and expenses, including attorneys’ fees and expenses, incurred in connection with the drafting, negotiation and execution of this Amendment.

9.  Reservation of Rights. Except as specifically set forth in Section 2, Buyer has not waived (a) any breach, default or event of default that may be continuing under any of the Transaction Documents or (b) any of Buyer’s rights or remedies arising from any such breach, default or event of default or otherwise available under the Transaction Documents or at law or in equity. Buyer expressly reserves all such rights and remedies.

10.  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

11.  Further Assurances. The Company hereby agrees from time to time, as and when requested by Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the RCGI Notes (as amended hereby) and the other Transaction Documents.

12.  Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

15.  Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

16.  Merger. This Agreement, the Exchange Agreement, the RCGI Notes (as amended hereby) and the other Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

17.  Ratification by Guarantors. By execution hereof, each of the Subsidiaries hereby acknowledges and agrees that it has reviewed this Agreement and hereby ratifies and confirms its respective obligations under the Transaction Documents, including the Note and the other RCGI Notes (each as amended hereby).

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IN WITNESS WHEREOF, this Waiver and Amendment to Senior Secured Note has been duly executed and delivered by each of the undersigned as of the date first above written.

SONTERRA RESOURCES, INC.

By: /s/ Michael J. Pawelek Name: Michael J. Pawelek Title: President and Chief Executive Officer

SONTERRA OIL & GAS, INC.

By: /s/ Michael J. Pawelek Name: Michael J. Pawelek Title: President and Chief Executive Officer

SONTERRA OPERATING, INC.

By: /s/ Wayne A. Psencik Name: Wayne A. Psencik Title: President

THE LONGVIEW FUND, L.P., a California limited partnership By: Viking Asset Management, LLC Its: Investment Adviser By: /s/ S. Michael Rudolph Name: S. Michael Rudolph Title: Chief Financial Officer